Exhibit 99.1

ANTARES PHARMA ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

EWING, NJ, October 3, 2012 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that it has priced a firm commitment underwritten public offering of 12,500,000 shares of the Company’s common stock at a purchase price to the public of $4.00 per share, resulting in net proceeds to the Company of $47 million (before estimated offering expenses payable by us). Jefferies & Company, Inc. and Oppenheimer and Co. Inc. are acting as joint book-running managers for the offering. Cowen and Company, LLC and Ladenburg Thalmann & Co. Inc. are acting as the co-managers of the offering. The offering is expected to close on or about October 8, 2012, subject to customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to 1,875,000 additional shares of common stock.

The securities described above are being offered by Antares pursuant to a “shelf” registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 21, 2010. A prospectus supplement and an accompanying prospectus will be filed with the SEC in connection with the offering. Once filed, the prospectus supplement and accompanying prospectus may be obtained by sending a request to Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com or by sending a request to Oppenheimer & Co., Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor New York, NY, 10004, by telephone at 212-667-8563, or by email at EquityProspectus@opco.com. Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement, and the other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products and topical gel-based medicines. The Company’s technology platforms include VIBEX™ disposable Medi-Jet, disposable multi-use pen injectors and Vision™ reusable needle-free injectors marketed as Tjet® and Zomajet® by Teva Pharmaceutical Industries, Ltd (Teva) and Ferring Pharmaceuticals (Ferring), respectively. Antares Pharma has a multi-product deal with Teva that includes Tev-Tropin® human growth hormone (hGH), VIBEX epinephrine and several other products. Antares Pharma’s partnership with Ferring includes Zomacton® hGH. In the U.S. Antares has received FDA approval for Gelnique 3%™, a treatment for overactive bladder that is marketed by Watson Pharmaceuticals, Inc. Elestrin® (estradiol gel) is FDA approved for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and is marketed in the U.S. by Jazz Pharmaceuticals. Antares Pharma has two facilities in the U.S. The Parenteral Products Group located in Minneapolis, Minnesota directs the manufacturing and marketing of the Company’s reusable needle-free injection devices and related disposables, and develops its disposable pressure-assisted VIBEX Medi-Jet and pen injector systems. The Company’s corporate head office and Product Development Group are located in Ewing, New Jersey.

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Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements related to a proposed public offering of common stock Such forward-looking statements are not guarantees of future plans and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, changes in general market conditions and changes in the Company’s revenue growth and difficulties or delays in the initiation, progress, or completion of the Company’s product development plans. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company’s other periodic reports and filings with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

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